UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11

GOODRICH PETROLEUM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Goodrich Petroleum Corporation

808 Travis Street

Suite 1320

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2007

To Our Stockholders:

Notice is hereby given that the 2007 Annual Meeting of the Stockholders of Goodrich Petroleum Corporation, a Delaware corporation, will be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on Thursday, May 17, 2007, at 11:00 a.m. local time. At the Annual Meeting, stockholders will be asked to:

1.	Elect four Class III directors to our Board of Directors;

2.	Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2007;

3.	Vote upon a proposal to increase the number of outstanding shares of common stock of the Company from 50,000,000 to 100,000,000 shares, by amending the first paragraph of Article IV of the Restated Certificate of Incorporation; and

4.	Transact such other business as may properly come before such meeting.

Only stockholders of record at the close of business on April 5, 2007 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see “General Information about the Annual Meeting” beginning on page 1 of the enclosed proxy statement. A list of stockholders will be available commencing May 10, 2007 and may be inspected at our offices during normal business hours prior to the Annual Meeting. The list of stockholders will also be available for review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Annual Meeting, you may withdraw any previously submitted proxy and vote in person.

By Order of the Board of Directors

Walter G. “Gil” Goodrich

Vice Chairman and Chief Executive Officer

April 18, 2007

Houston, Texas

i

ii

Goodrich Petroleum Corporation

808 Travis Street

Suite 1320

Houston, Texas 77002

PROXY STATEMENT

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Goodrich Petroleum Corporation (“we” or “the Company” or “Goodrich”), a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on Thursday, May 17, 2007, at 11:00 a.m. local time.

The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are being mailed to stockholders beginning on or about April 18, 2007.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

You received these proxy materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned our common stock as of April 5, 2007. We refer to this date as the “record date.”

This proxy statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this proxy statement carefully.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover of this proxy statement, including the election of four Class III directors to our Board, ratification of the selection of KPMG LLP as our independent registered public accounting firm and a proposal to approve an amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

How many votes must be present to hold the Annual Meeting?

There must be a quorum for the Annual Meeting to be held. A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the record date. As of the record date, there were 28,300,801 shares of our common stock outstanding. Consequently, the presence of the holders of at least 14,150,402 shares of common stock is required to establish a quorum for the Annual Meeting. Proxies that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and also treated as shares “represented and voting” at the Annual Meeting with respect to such matter.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting and do not have discretionary authority to vote those shares. The effect of abstentions and broker non-votes on each proposal is set forth in more detail under “What vote is required to approve each proposal discussed in this proxy statement and how are my votes counted?”.

What is a proxy?

A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Your Board has appointed Walter G. Goodrich and Robert C. Turnham, Jr. (the “Proxy Holders”) to serve as proxies for the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then you own our common stock through multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

Who is participating in this proxy solicitation and who will pay for its cost?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Georgeson Inc. (“Georgeson”) to aid in the solicitation of votes. For these services, we will pay Georgeson a fee of $7,500 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

What are the recommendations of the Board?

Unless you give other instructions on your proxy card, the Proxy Holders will vote in accordance with the recommendations of our Board. Our Board recommends that you vote:

•	FOR the nominated slate of directors (see Proposal No. 1);

•	FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 (see Proposal No. 2); and

•

FOR the proposal to approve an amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 (see Proposal No. 3).

Could other matters be decided at the Annual Meeting?

At the time this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

How many votes do I have?

You are entitled to one vote for each share of common stock that you owned on the record date on all matters considered at the Annual Meeting.

How do I vote my shares?

Shares held directly in your name as the stockholder of record can be voted in person at the Annual Meeting or you can provide a proxy to be voted at the Annual Meeting by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

If you plan to vote in person at the Annual Meeting, please bring proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in “street name” (for example, at your brokerage account), please follow the easy instructions provided by your record holder to vote the enclosed proxy card by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from your bank, broker or other holder of record (the record holder) giving you the right to vote the shares. If you hold your shares in street name and wish to simply attend the Annual Meeting, please bring proof of ownership and proof of identification.

If you vote by granting a proxy, the Proxy Holders will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the Proxy Holders will vote those shares as recommended by our Board.

Can I change my vote after I return my proxy card?

Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before it is exercised by (1) submitting a written a notice of revocation to our Secretary by mail to Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002 or by facsimile at 713-780-9254, (2) mailing in a new proxy card bearing a later date or (3) attending the Annual Meeting and voting in person, which suspends the powers of the Proxy Holders.

What vote is required to approve each proposal discussed in this proxy statement and how are my votes counted?

Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the four director nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote will be elected to our Board. You may vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee. Broker non-votes and votes marked “WITHHOLD AUTHORITY” will be counted for purposes of determining the presence or absence of a quorum but have no legal effect on the election of directors under Delaware law.

Ratification of Appointment of Independent Registered Accounting Firm. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this proposal is required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” on our proposal to ratify the selection of our independent registered public accounting firm. Votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal. However, broker non-votes, which will be counted for purposes of determining the presence or absence of a quorum, will have no legal effect on the outcome of this proposal.

Approval of Amendment to Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote on this proposal is required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” on our proposal to approve an amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. Broker non-votes and votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal.

If you hold your shares in “street name” through a bank, broker or other holder of record, that custodian may not be permitted to exercise voting discretion. Thus, if you do not give your bank, broker or other holder of record specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

What is the difference between holding shares as a “stockholder of record” and holding shares in “street name?”

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “stockholder of record” of these shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to mail your proxy directly to us or to vote in person at the Annual Meeting.

Most of our stockholders hold their shares in a stock brokerage account or by a bank or other holder of record rather than directly in their own name. If your shares are held in a brokerage account, by a bank or other holder of record (commonly referred to as being held in “street name”), you are the “beneficial owner” of these shares and these proxy materials are being forwarded to you by that custodian. As summarized below, there are distinctions between shares held of record and those held beneficially.

May I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Corporate Governance—Director Nomination Process” and “Stockholder Proposals and Director Nominations for the 2008 Annual Meeting of Stockholders” for more details.

Whom should I contact with questions about the Annual Meeting?

If you have any questions about this proxy statement or the Annual Meeting, please call our proxy solicitor, Georgeson, toll-free at 1-866-541-3549. Banks and brokers may call collect at 212-440-9800. You may also contact our Secretary at Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002.

Where may I obtain additional information about Goodrich Petroleum Corporation?

We refer you to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on March 14, 2007. Our Annual Report on Form 10-K, including financial statements, is also included with your proxy mailing. The Annual Report is not part of the proxy solicitation material.

If you would like to receive any additional information, please contact our Secretary at Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002.

What is “householding” and how does it affect me?

The Securities and Exchange Commission has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” permits us to send a single annual report and/or a single proxy statement to any household at which two or more different stockholders reside where we believe the stockholders are members of the same family or otherwise share the same address or where one stockholder has multiple accounts. In each case, the stockholder(s) must consent to the householding process. Under the householding procedure, each stockholder continues to receive a separate notice of any meeting of stockholders and proxy card. Householding reduces the volume of duplicate information our stockholders receive and reduces our expenses. We may institute householding in the future and will notify our registered stockholders who will be affected by householding at that time.

Many banks, brokers and other holders of record have instituted householding. If you or your family has one or more “street name” accounts under which you beneficially own our common stock, you may have received householding information from your bank, broker or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

CORPORATE GOVERNANCE

Governance Practices

General

Our Board believes that adherence to sound corporate governance policies and practices is important in ensuring that we are governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. As a result, our Board has adopted key governance documents, including Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics and committee charters, which are intended to reflect a set of core values that provide the foundation for our governance and management systems and our interactions with others.

Copies of these documents are available on our website at http://www.goodrichpetroleum.com/about.us/corporate.governance.htm and are also available in print, free of charge, to any stockholder who requests them.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which can be viewed on our website at www.goodrichpetroleum.com/pdf/CorporateGovernanceGuidelines.pdf.

Among other things, the Corporate Governance Guidelines address the following matters:

•	director qualification standards,

•	director responsibilities

•	director access to management and independent advisors,

•	director compensation,

•	director orientation and continuing education,

•	management succession and

•	annual performance evaluations of our Board

Corporate Code of Business Conduct and Ethics

Our Corporate Code of Business Conduct and Ethics, which is applicable to our directors, employees, agents and representatives, can be viewed on our website at www.goodrichpetroleum.com/pdf/CodeofBusinessConductandEthics.pdf.

Any change to, or waiver from, our Corporate Code of Business Conduct and Ethics may be made only by our independent directors and will be disclosed as required by applicable securities laws and listing standards.

Our Board

Board Size; Director Independence

Our Board is currently composed of 10 directors, of which four are currently seeking reelection at the Annual Meeting.

The Board of Directors has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits – or has the potential to impair or inhibit – a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, any transactions between Goodrich and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee or consultant of the Company. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the New York Stock Exchange as in effect from time to time. The Audit Committee reviews the Board’s approach to determining director independence periodically and recommends changes as appropriate for consideration and approval by the full Board.

Consistent with these considerations, the Board has reviewed all the relationships between the Company and the members of the Board and affirmatively has determined that all directors are independent directors except Mr. Walter G. Goodrich and Mr. Robert C. Turnham, Jr., who are employees of the Company; Mr. Henry Goodrich who is the father of Walter G. Goodrich and a consultant to the Company; and Mr. Pat Malloy whose company is involved in several transactions with the Company.

The chart below describes the basis for the Board’s determination that the Director is independent. Although service as a director of another company alone is not a material relationship that would impair a director’s independence, those relationships have been reviewed and are set forth below.

Director	Relationships Considered	Determination Basis
Josiah T. Austin	Managing Member, El Coronado Holdings, L.L.C. 2002 Burrwood and West Delta 83 transaction	Independent

Geraldine A. Ferraro	Principal, Blank Rome Government Relations Senior Advisor, The Global Consulting Group	Independent

Gene Washington	Director of Football Operations with the NFL Director, Delia	Independent

Patrick E. Malloy, III	President and CEO, Malloy Enterprises, Inc. President, Malloy Energy Company, LLC	Not Independent See “Transactions With Related Persons”

Henry Goodrich	Father of Walter G. Goodrich, Vice Chairman and CEO of the Company Consulting Agreement	Not Independent Consultant and family relationship

Michael J. Perdue	President, First Community Bancorp President, Pacific Western Bank President & CEO, Community Bancorp Inc. (July 2003-October 2006)	Independent

Walter G. Goodrich	Vice Chairman, CEO & Director of Goodrich Petroleum	Not Independent Employee of Company

Arthur A. Seeligson	Managing Partner of Seeligson Oil Company, Ltd.	Independent

John T. Callaghan	Managing Partner, Callaghan & Nawrocki, LLP Director, Andrea Systems, LLC	Independent

Robert C. Turnham, Jr.	President, COO & Director of Goodrich Petroleum Corporation	Not Independent Employee of Company

Meetings; Annual Meeting Attendance

Our Board held ten meetings during the fiscal year ended December 31, 2006. Each director, with the exception of Steve Webster, attended at least 75% of the meetings. We do not have a formal policy regarding director attendance at Board meetings. However, our Board must consider a director’s history of attendance at Board and committee meetings as well as the director’s preparation for and participation in such meetings when considering the director for re-nomination to our Board.

We believe that there are benefits to having members of our Board attend the annual meetings of our stockholders. In 2006, all of our directors attended the meeting in person. From time to time, however, a member of our Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, our Board has decided that director attendance at annual meetings should be strongly encouraged, but not required.

Executive Sessions and Presiding Director

To facilitate candid discussion by our non-management directors, the agenda for certain Board and committee meetings provides for a meeting of non-management directors in executive session without any members of management present. Mr. Austin has been designated as the director to preside over executive sessions of non-management directors. Our independent directors meet separately at least once a year in accordance with the listing standards of the NYSE.

Limitation on Public Company Board Service

To ensure that each director is able to devote sufficient time to performing his or her duties, the number of other public company boards on which a director may serve is subject to a case-by-case review by the Audit Committee, in its corporate governance role. In addition, the Audit Committee’s Charter prohibits committee members from serving on the audit committee of more than two other public company boards unless our Board determines that such simultaneous service does not impair the ability of the director to effectively serve on the Audit Committee.

Chairman and Chief Executive Officer

We do not currently have a policy regarding the separation of the roles of the Chairman and Chief Executive Officer. We believe that companies should be allowed the discretion to determine based on the facts and circumstances when it may be appropriate to combine the roles with adequate justification.

Annual Board Evaluation

Our Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. At least annually, the Chairman of the Board meets with the Chairman of each Committee of the Board and subsequently recommends changes as appropriate for consideration and approval by the full Board.

Director Orientation and Continuing Education

Our Board takes measures as it deems appropriate to ensure that its members may act on a fully informed basis. Newly appointed directors are required to become knowledgeable (if not already) about the responsibilities of directors for publicly-traded companies. In addition, we regularly provide our directors with information regarding changes in our business and industry as well as the responsibilities of the directors in fulfilling their duties.

Director Nomination Process

Director Qualifications

When identifying prospective director nominees, our Board, with assistance from the Audit Committee in its corporate governance role, considers the following:

•	the person’s reputation, integrity and independence;

•

the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of our Board and the current state of and the energy industry generally at the time of determination;

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to us;

•	the person’s knowledge of a major geographical area in which we operate; and

•	the person’s age.

In the case of directors being considered for reelection, our Board also takes into account the director’s history of attendance at Board and committee meetings, the director’s tenure as a member of our Board and the director’s preparation for and participation at Board and committee meetings.

Director Nominations

We do not have a nominating committee of the Board of Directors. Instead, the Board believes it is in the best interests of Goodrich to rely on the insight and expertise of all directors in the nominating process. Generally, when the Chairman of our Board, our Chief Executive Officer or other board member identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board, our Board, with assistance from the Audit Committee in its corporate governance role, initiates a search by seeking input from Board members and senior management. Our Board also considers prospective nominees for Board membership suggested by stockholders.

Once a prospective nominee has been identified, the Chairman of our Board and our Chief Executive Officer interviews the candidate and other board members are offered the opportunity to interview the candidate. Following an evaluation of and interview with the candidate, the Chairman of our Board and our Chief Executive Officer make a recommendation to the full Board regarding the candidate. After considering the recommendation, the full Board determines whether or not to extend an offer to the candidate for Board membership.

The Board did not retain, and we did not pay a fee to, any third party to assist in the process of identifying or evaluating prospective director nominees for election at the Annual Meeting, nor did we receive any director nominees put forward by a stockholder or group of stockholders who beneficially own more than 5% of our common stock.

Submission of Stockholder Nominations to our Board

As discussed above, our Board considers prospective nominees for Board membership suggested by stockholders. For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary at Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002. The notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission’s rules and regulations and any other law. Please see “Stockholder Proposals and Director Nominations for the 2008 Annual Meeting of Stockholders” for more details.

Communications with our Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the Chairman of our Board, or to any director in particular, to:

c/o Goodrich Petroleum Corporation

808 Travis Street, Suite 1320

Houston, Texas 77002

Any correspondence addressed to our Board, any Board committee, the Chairman of our Board or to any one of the directors in care of us is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed. Comments or complaints relating to our accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

Standing Committees of our Board

Committee Composition

The following table lists our four Board committees and the directors who currently serve on them.

Director Name	Executive Committee	Hedging Committee	Audit Committee	Compensation Committee
Patrick E. Malloy, III	**	**
Walter G. Goodrich	*	*
Henry Goodrich	*
Arthur A. Seeligson	*		*	*
Michael J. Perdue			**
John T. Callaghan			*
Geraldine A. Ferraro			*
Gene Washington				**
Josiah T. Austin		*		*

*	Member
**	Chairman

Executive Committee

The Executive Committee is delegated the authority to approve any actions that our Board can approve, except to the extent restricted by law or by our Restated Certificate of Incorporation or Bylaws.

During the fiscal year ended December 31, 2006, the Executive Committee did not hold any meetings.

Hedging Committee

The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of our oil and gas production.

During the fiscal year ended December 31, 2006, the Hedging Committee held two meetings. Each committee member attended at least 75% of the meetings.

Audit Committee

Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

•	overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing the independent auditors’ qualifications and independence;

•	oversee the performance of our internal audit function and independent auditors;

•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and our Board has established;

•

providing an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

•	preparing the Audit Committee report to be included in our annual proxy statement; and

•	other duties as are directed by our Board.

In connection with these purposes, the Audit Committee recommends to our Board the independent registered public accounting firm to be engaged to audit our financial statements, meets with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provides opportunities for the auditors to meet with the Audit Committee and management, discusses matters discussed at Audit Committee meetings with the full Board, investigates any matters brought to its attention within the scope of its duties, reviews and assesses the adequacy of the Audit Committee charter on an annual basis, and has general responsibility in connection with related matters.

The Audit Committee was also designated by our Board to perform certain corporate governance functions until such time as we establish a separate corporate governance committee of our Board. Those functions include assisting our Board in identifying individuals qualified to become members of our Board and recommending to our Board the slate of directors to be nominated by our Board at our annual meeting of stockholders and any director to fill a vacancy on our Board. The Audit Committee also assists the Executive Committee in recommending directors to be appointed to committees of our Board, including in the event of vacancies.

Our Board has determined that each member of the Audit Committee is independent under the Securities and Exchange Commission’s rules and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the listing standards of the NYSE. Based on Mr. Perdue’s business experience, which is described in more detail under “Proposal No. 1—Election of Directors—Incumbent Directors,” our Board has determined that he qualifies as an “audit committee financial expert” under the Securities and Exchange Commission’s rules and regulations. None of the members of the Audit Committee serve on the audit committee of more than two other public companies.

During the fiscal year ended December 31, 2006, the Audit Committee held five meetings, including quarterly meetings in connection with the preparation and filing of each of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the applicable periods. The Audit Committee also held one additional meeting during the first quarter of the fiscal year ended December 31, 2007 in connection with the preparation and filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Each committee member attended at least 75% of the meetings.

Compensation Committee

Pursuant to its charter, our Compensation Committee’s duties include, among other things, the responsibility to:

•	review, evaluate, and approve our agreements, plans, policies, and programs to compensate the officers and directors;

•	produce an annual report on executive compensation and to publish the report in our proxy statement for our annual meeting of stockholders;

•	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and

•	perform such other functions as our Board may assign to the Compensation Committee from time to time.

In connection with these purposes, the Compensation Committee conducts a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, based on the recommendations of our Chief Executive Officer, our Compensation Committee makes recommendations to the Board on compensation of all of our officers, the granting of awards under and administering our stock option and other benefit plans, and adopting and changing our major compensation policies and practices.

Our Board has determined that each member of the Compensation Committee is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

During the fiscal year ended December 31, 2006, the Compensation Committee held 4 meetings. Each committee member attended at least 75% of the meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2006, no member of the Compensation Committee (1) was an officer or employee, (2) was formerly an officer or (3) had any relationship requiring disclosure under the rules and regulations of the Securities Exchange Commission.

During the fiscal year ended December 31, 2006, no executive officer of ours served as (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board; (2) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

TRANSACTIONS WITH RELATED PERSONS

Transactions

Related Person Transaction with Patrick E. Malloy, III and Josiah T. Austin

On March 12, 2002, we completed the sale of a 30% working interest in the existing production and shallow rights, and a 15% working interest in the deep rights below 10,600 feet, in our Burrwood and West Delta 83 fields for $12.0 million to Malloy Energy Company, LLC (“MEC”), led by Patrick E. Malloy, III and participated in by Sheldon Appel, each of whom were members of our Board of Directors at that time, as well as Josiah Austin, who subsequently became a member of our Board of Directors. Mr. Malloy is now Chairman of our Board of Directors and Mr. Appel retired from the Board of Directors in February 2004.

Subsequent to the acquisition of a 30% working interest in the Burrwood and West Delta 83 fields in March 2002, MEC acquired an approximate 30% working interest in three other fields we operated in 2003 and 2004. In accordance with industry standard joint operating agreements, we bill MEC for its share of the capital and operating costs of the three fields on a monthly basis. As of December 31, 2006 and 2005, the amounts billed and outstanding to MEC for its share of monthly capital and operating costs were $2.1 million and $0.5 million, respectively, and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by MEC to us in the month subsequent to billing and the affiliate is current on payment of its billings.

We also serve as the operator for a number of other oil and gas wells owned by Malloy Oil & Gas, LLC, (“MOG”) in which wells we own a 7% after payout working interest. To date, the Company has not invested any funds in these wells. In accordance with industry standard joint operating agreements, we bill MOG for its share of the capital and operating costs of these wells on a monthly basis. As of December 31, 2006 and 2005, the amounts billed and outstanding to MOG for its share of monthly capital and operating costs were $19,000 and $31,000, respectively, and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by MOG to us in the month subsequent to billing and MOG is current on payment of its billings.

Additionally, we also serve as the operator for a number of other oil and gas wells owned by an affiliate of MEC whereby we do not have a working interest. In accordance with industry standard joint operating agreements, we bill the affiliate for its share of the capital and operating costs of these wells on a monthly basis. As of December 31, 2006 and 2005, the amounts billed and outstanding to the affiliate for its share of monthly capital and operating costs were $81,000 and $145,000, respectively, and are included in trade and other accounts receivable at each year-end. Such amounts at each year-end were paid by the affiliate to us in the month subsequent to billing and the affiliate is current on payment of its billings.

Consulting Agreement with Henry Goodrich

We have a consulting agreement with Henry Goodrich, Chairman Emeritus that commenced on August 15, 1995. Mr. Goodrich provides consulting services to us with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. Mr. Goodrich receives annual consulting fees from us of $175,000 for such services. Mr. Goodrich was awarded a bonus of $50,000 related to our performance during the fiscal year ended December 31, 2006. In addition, Mr. Goodrich received a grant of 2,000 shares of restricted (phantom) stock on December 12, 2006.

Working Interest Ownership by Executive Officers

In connection with the cessation of new prospect activities by Goodrich Oil Company in 1995, the former investors of Goodrich Oil Company, including Henry Goodrich and Walter G. Goodrich, became working interest owners in certain of the drilling prospects held at that time. In that regard, each individually participated as working interest owners in a number of wells drilled by us prior to 2004; however, they did not participate in any wells drilled by the Company during the fiscal year ended December 31, 2004. In late March 2005, we commenced drilling of the Perrett 68 No. 1 well, an exploratory well on the Port Hudson prospect in East Baton Rouge Parish, Louisiana, in which we owned an approximate 50% working interest. Five executive officers and several other employees participated as working interest owners in this well to the extent of an aggregate 5% working interest under a standard industry Joint Operating Agreement (“JOA”). The well was a dry hole and the gross dry hole cost of the well was approximately $4 million. Pursuant to the JOA, the executive officers and the other participating employees paid their proportionate share of the drilling costs of this unsuccessful well. None of the executive officers or employees participated in any wells drilled by the Company during the fiscal year ended December 31, 2006.

P olicies and Procedures

Historically, the board of directors has reviewed and approved, as appropriate, related person transactions as they have been put before the board at the recommendation of management. Beginning in March 2007, the Board adopted a formal approval process, which is described below.

Introduction

The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted this policy which shall be followed in connection with all related person transactions involving the Company.

Under this policy, any “Related Person Transaction” shall be consummated or shall continue only if:

1.	the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party

2.	the transaction is approved by the disinterested members of the Board of Directors

3.	the transaction involves compensation approved by the Company’s Compensation Committee.

For these purposes, a “Related Person” is:

1.	a senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director of the Company

2.	a shareholder owning in excess of five percent of the Company (or its controlled affiliates)

3.	a person who is an immediate family member of a senior officer or director

4.	an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For these purposes, a “Related Person Transaction” is a transaction between the Company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

1.	transactions available to all employees generally

2.	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management shall recommend Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Committee as to any material change to those proposed transactions.

In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, such transactions must be presented to the Committee for approval.

Corporate Opportunity

The Board recognizes that situations exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to the Company, either directly or via referral. An example is a potential property acquisition which could become available to the Company. Before such opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% shareholder), such opportunity shall be presented to the Board of Directors of the Company for consideration.

Disclosure

All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, all Related Person Transactions shall be disclosed to the Audit Committee of the Board and any material Related Person Transaction shall be disclosed to the full Board of Directors.

Other Agreements

Management shall assure that all Related Person Transactions are approved in accordance with any requirements of the Company’s financing agreements.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, all of our officers, directors and 10% stockholders complied with applicable reporting requirements of Section 16(a) with the following exceptions: Henry Goodrich, a director, did not file Form 4s for restricted (phantom) stock awarded on December 6, 2005 and restricted (phantom) stock vesting on December 6, 2006 until December 19, 2006.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 5, 2007 (except as otherwise noted) certain information with respect to the amount of our common stock beneficially owned (as defined by the Securities and Exchange Commission’s rules and regulations) by:

•	each person known to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Share of Beneficial Ownership	Percent of Class(1)
Josiah T. Austin(2)	5,626,938	19.9
Patrick E. Malloy, III(3)	5,358,878	18.8
Walter G. Goodrich(4)	1,259,123	4.4
Henry Goodrich(5)	336,717	1.2
Robert C. Turnham, Jr.(6)	313,673	1.1
John T. Callaghan	176,742	*
Michael J. Perdue(7)	85,925	*
Mark E. Ferchau(8)	82,843	*
Steven A. Webster**	82,068	*
James B. Davis(9)	66,003	*
Arthur A. Seeligson	57,671	*
Geraldine Ferraro(10)	44,868	*
Gene Washington	32,292	*
David R. Looney.	0	*
Directors and Executive Officers as a Group (14 persons)(11)	13,243,616	46.1
FMR Corp(12). 82 Devonshire Street Boston, MA 02109	3,723,837	13.2
Ameriprise Financial, Inc.(12) 145 Ameriprise Financial Center Minneapolis, MN 55474	1,629,288	5.8

*	Less than 1%
**	Effective March 29, 2007, Mr. Webster resigned from the Board.
(1)	Based on the total shares outstanding of 28,300,801 as of April 5, 2007.

(2)	Includes the following securities: (a) 5,492,240 shares of common stock held by El Coronado Holdings, LLC (“ECH”) over which Mr. Austin serves as the sole Managing Member, (b) 65,998 shares of common stock held by Mr. Austin on his own behalf, (c) 19,600 shares of common stock held in a trust for the benefit of Valerie Gordon of which Mr. Austin is trustee, (d) 49,100 shares of common stock held in a trust for the benefit of Austin—Clark Life Insurance of which Mr. Austin is trustee. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or the disposition of the 5,492,240 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 134,698 shares of common stock.
(3)	Includes the following securities: (a) 4,819,378 shares of common stock held by Mr. Malloy on his own behalf, (b) 177,750 shares of common stock held on behalf of his daughter, Katherine C. Malloy, (c) 177,750 shares of common stock held on behalf of his daughter, Maggie Malloy and (d) currently exercisable options to purchase 184,000 shares of common stock.
(4)	Includes the following securities: (a) 523,922 shares of common stock held by Walter G. Goodrich on his own behalf, (b) 280,125 shares of common stock held by HGF Partnership, a Louisiana partnership, in which Walter G. Goodrich owns an indirect general partnership interest, (c) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the sole stockholder and (d) currently exercisable options to purchase 73,667 shares of common stock. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Walter G. Goodrich exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc. On November 13, 2006, Walter G. Goodrich entered into a variable forward sale contract (Contract) with Bear Stearns & Co., Inc. (Bear). Pursuant to the Contract, Walter G. Goodrich has pledged 100,000 shares of Common Stock of Goodrich Petroleum Corporation to secure his obligation to deliver a maximum of 100,000 shares of Common Stock on November 18, 2009 (the Settlement Date).
(5)	Includes the following securities: (a) 34,592 shares of common stock held by Henry Goodrich on his own behalf, (b) 280,125 shares of common stock held by HGF Partnership and (c) currently exercisable options to purchase 22,000 shares of common stock. As the sole Managing Partner of HGF Partnership, Henry Goodrich has control of the day-to-day operations of the partnership and exclusive control of the maintenance of the partnership’s assets, including the right to acquire and convey property on behalf of the partnership. However, Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership.
(6)	Includes the following securities: (a) 193,623 shares of common stock held by Mr. Turnham on his own behalf, (b) currently exercisable options to purchase 92,500 shares of common stock and (c) 27,550 shares of common stock held by Mr. Turnham’s wife.
(7)	Includes 85,000 shares of common stock held by a family trust of which Mr. Perdue is the trustee and 925 shares held in a personal IRA.
(8)	Includes the following securities (a) 29,389 shares of common stock held by Mr. Ferchau on his own behalf, (b) currently exercisable options to purchase 53,334 shares of common stock, and (c) 120 shares held by Mr. Ferchau’s children.
(9)	Includes the following securities: (a) 45,337 shares of common stock held by Mr. Davis on his own behalf, (b) currently exercisable options to purchase 16,666 shares of common stock and (c) 4,000 shares of common stock held by Mr. Davis’ children.
(10)	Includes the following securities: (a) 34,868 shares of common stock held by Ms. Ferraro on her own behalf and (b) 10,000 shares of common stock held by Ms. Ferraro’s husband.
(11)	Includes currently exercisable options to purchase 442,167 shares of common stock.
(12)	Based on Schedule 13 reports filed by the named beneficial owner with the Securities and Exchange Commission as of February 14, 2007.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Pursuant to our Bylaws, our Board is divided into three classes (Classes I, II and III) serving staggered terms. Our Vice Chairman and Chief Executive Officer, Walter G. Goodrich, and our President and Chief Operating Officer, Robert C. Turnham, Jr., together with John T. Callaghan and Arthur A. Seeligson are designated as our Class III directors. The term of office for our Class III directors expires at our 2007 Annual Meeting. The term of office for our Class I directors, Josiah T. Austin, Geraldine A. Ferraro and Gene Washington, expires at our 2008 Annual Meeting. The term of office for our Class II directors, Henry Goodrich, Patrick E. Malloy III, and Michael J. Perdue expires at our 2009 Annual Meeting. Following election to the Board, each class of directors serves for a term of three years and until their successors are elected and qualified.

Based on the recommendations from the Audit Committee, our Board has nominated its current Class III directors, Messrs. Walter G. Goodrich, John T. Callaghan, Arthur A. Seeligson and Robert C. Turnham, Jr., for election to our Board as Class III directors with their term of office expiring at our 2010 Annual Meeting. Our Board has affirmatively determined that two nominees, Messrs. Callaghan and Seeligson, are independent and two nominees, Messrs. Goodrich and Turnham, are not independent within the meaning of the applicable listing standards of the NYSE. Please see “Corporate Governance—Our Board—Board Size; Director Independence.” We have no reason to believe that Messrs. Goodrich, Callaghan, Seeligson or Turnham will be unavailable for election. However, if any nominee becomes unavailable for election, our Board can name a substitute nominee and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION

OF EACH OF THE NOMINATED DIRECTORS

Director Nominees

The principal occupations and other information about the Board nominees for director and our incumbent Board members are set forth below:

Class III Directors Nominees—Terms Expiring at the 2010 Annual Meeting (if elected)

Name	Age	Position
Walter G. Goodrich	48	Vice Chairman, Chief Executive Officer and Director
John T. Callaghan	52	Director
Arthur A. Seeligson	48	Director
Robert C. Turnham, Jr.	49	President, Chief Operating Officer and Director

Walter G. “Gil” Goodrich became Vice Chairman of our Board in February 2003. He has served as our Chief Executive Officer since August 1995. Mr. Goodrich was Goodrich Oil Company’s Vice President of Exploration from 1985 to 1989 and its President from 1989 to August 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of us, as an exploration geologist in 1980. Gil Goodrich is the son of Henry Goodrich. He has served as a director since August 1995.

Arthur A. Seeligson is currently Managing Partner of Seeligson Oil Company, Ltd. From 1991 to 1993, Mr. Seeligson was a Vice President, Energy Corporate Finance, at Schroder Wertheim & Company, Inc. From 1993 to 1995, Mr. Seeligson was a Principal, Corporate Finance, at Wasserstein, Perella & Co. He was primarily engaged in the management of his personal investments from 1995 through 1997. He was a managing director with the investment banking firm of Harris, Webb & Garrison from 1997 to June 2000. He has served as a director since August 1995.

John T. Callaghan is the Managing Partner of Callaghan & Nawrocki, L.L.P, an audit, tax and consulting firm with offices in Melville and Smithtown, New York. He is a Certified Public Accountant and a member of the Association of Certified Fraud Examiners. He was employed by a major accounting firm from 1979 until 1986, at which time he formed his present firm. Mr. Callaghan also serves as a director for Andrea Systems LLC. He has served as a director since June 2003.

Robert C. Turnham, Jr. has served as our Chief Operating Officer since August 1995 and became President and Chief Operating Officer in February 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to August 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company. He has served as a director since December 2006.

Incumbent Directors

Class I Directors—Terms Expiring at the 2008 Annual Meeting

Name	Age	Position
Josiah T. Austin	60	Director
Geraldine A. Ferraro	71	Director
Gene Washington	60	Director

Josiah T. Austin is the managing member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Mr. Austin previously served on the board of directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., which merged with North Fork Bancorporation, Inc. (NYSE) in early 1998. He was elected to our Board of North Fork Bancorporation, Inc. in May 2004. He has served as a director since August 2002.

Geraldine A. Ferraro is a Principal in the Government Relations Practice of Blank Rome, a national law firm. Prior to joining Blank Rome Government Relations (BRCR) in February 2007, Ms. Ferraro was head of the public Affairs practice of The Global Consulting Group, a New York-based international investor relations and corporate communications firm from June 2003 to February 2007, where she continues as a Senior Advisor. Ms. Ferraro served as a Member of Congress for three terms prior to accepting the Democratic nomination for vice-president in 1984. She is a Board member of the National Democratic Institute of International Affairs and a member of the Council on Foreign Relations and was formerly United States Ambassador to the United Nations Human Rights Commission. Ms. Ferraro has been affiliated with numerous public and private sector organizations, including serving as a director of the former New York Bancorp, Inc., a NYSE-listed company. She was elected to our Board of Directors in August 2003.

Gene Washington is the Director of Football Operations with the National Football League in New York. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to assuming his present position with the NFL in 1994. Mr. Washington serves and has served on numerous corporate and civic boards, including serving as a director for Delia’s, a NYSE-listed company as well as a director of the former New York Bancorp, Inc., a NYSE-listed company. He was elected to our Board of Directors in June 2003.

Class II Directors—Terms Expiring at the 2009 Annual Meeting

Name	Age	Position
Henry Goodrich	76	Chairman—Emeritus, Director
Patrick E. Malloy III	64	Chairman
Michael J. Perdue	53	Director

Patrick E. Malloy, III became Chairman of our Board in February 2003. He has been President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company since 1973. In addition, Mr. Malloy served as a director of North Fork Bancorporation, Inc. (NYSE) from 1998 to 2002 and was Chairman of the Board of New York Bancorp, Inc. (NYSE) from 1991 to 1998. He has served as a director since May 2000.

Henry Goodrich is the Chairman of our Board—Emeritus. Mr. Goodrich began his career as an exploration geologist with the Union Producing Company and McCord Oil Company in the 1950’s. From 1971 to 1975, Mr. Goodrich was President, Chief Executive Officer and a partner of McCord-Goodrich Oil Company. In 1975, Mr. Goodrich formed Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of ours. He was elected to our board in August 1995, and served as Chairman of our Board from March 1996 through February 2003. Mr. Goodrich is also a director of Pan American Life Insurance Company. Henry Goodrich is the father of Walter G. Goodrich.

Michael J. Perdue is the President of First Community Bancorp, a publicly traded holding company and of Pacific Western Bank, a subsidiary of the holding company, based in San Diego, California. Prior to assuming his present position in October 2006, Mr. Perdue was President and Chief Executive Officer of Community Bancorp Inc., from July 2003. Prior to Community Bancorp Inc. Mr. Perdue was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation. From September 1993 to April 1999, Mr. Perdue served in executive positions with Zions Bancorporation and FP Bancorp, Inc., as a result of FP Bancorp’s acquisition by Zions Bancorporation in May 1998. He has also held senior management positions with Ranpac, Inc., a real estate development company, and PacWest Bancorp. He was elected to our Board of Directors in January 2001.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers.

Name	Age	Position
Walter G. Goodrich	48	Vice Chairman and Chief Executive Officer, Director
Robert C. Turnham, Jr.	49	President and Chief Operating Officer
David R. Looney	50	Executive Vice President and Chief Financial Officer
Mark E. Ferchau	53	Executive Vice President
James B. Davis	44	Senior Vice President, Engineering and Operations, Director

Walter G. Goodrich’s biographical information may be found on page 16 of this proxy statement.

Robert C. Turnham, Jr.’s biographical information may be found on page 17 of this proxy statement.

David R. Looney joined us as Executive Vice President and Chief Financial Officer in May 2006. Mr. Looney has over 25 years of experience in the energy finance business. Most recently, Mr. Looney served as Executive Vice-President and Chief Financial Officer of Energy Partners, Ltd., a publicly traded exploration and production (“E&P”) company, from March 2005 to April 2006 and Vice-President, Finance and Treasurer of EOG Resources, Inc., one of the largest publicly traded E&P companies in the U.S., from August 1999 to February 2005.

Mark E. Ferchau became an Executive Vice President in April 2004. From February 2003 to April 2004, he served as our Senior Vice President, Engineering and Operations, after initially joining us as Vice President in September 2001. Mr. Ferchau previously worked in the divestment group of Forest Oil Corporation, an oil & gas exploration and production company, from December 2000 to September 2001 after the merger with Forcenergy Inc. Prior to the merger, he served as Production Manager for Forcenergy Inc., a public-held oil & gas exploration and production company, from October 1997 to December 2000. From July 1993 to October 1997, he held various positions including Vice President, Engineering of Convest Energy Corporation and Edisto Resources Corporation, which were publicly-held oil and gas exploration and development companies. From June 1982 to July 1993, Mr. Ferchau held various positions with Wagner & Brown, Ltd., a privately held oil and gas exploration and development company. Prior thereto, he held various positions with various independent oil and gas exploration and development companies and oilfield service companies.

James B. Davis became our Senior Vice President, Engineering and Operations, in January 2005. From February 2003 to December 2004, he served as our Vice President, Engineering and Operations, after initially joining us as Manager of Engineering and Operations in March 2002. Mr. Davis consulted as an independent drilling engineer from May 2001 to March 2002 and served as Senior Staff Drilling Engineer (and acting Drilling Manager during the Forest Oil acquisition) for Forcenergy Inc., responsible for daily drilling activities and engineering for GOM projects, from January 2000 to May 2001. In addition, Mr. Davis worked for Texaco E&P Inc., in various positions in production engineering and rig operations for fields throughout Southeast Louisiana and GOM projects from November 1987 to January 2000.

C OMPENSATION DISCUSSION AND ANALYSIS

The following Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

O verview of Our Executive Compensation Program

Our success is contingent on our ability to recruit, develop, motivate and retain top executive talent with the requisite skills and experience to develop, expand and execute our business strategy. As a result, we seek to deliver fair and competitive compensation for our executive officers by structuring our executive compensation program principally around two goals. First, we target compensation at competitive market levels. Second, we believe our executive officers should be rewarded for executing goals designed to generate returns for our stockholders but not for poor performance. As a result, we tie selected elements of our executive compensation program to individual and company performance goals.

The Chief Executive Officer (“CEO”) of the Company annually reviews the performance of each member of our executive management team (other than the CEO whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including base salary adjustments and annual cash incentive award amounts, are presented to the Compensation Committee of our Board of Directors (for purposes of this Analysis, the “Committee”). The Committee can exercise its discretion in modifying any recommended adjustments or awards prior to presenting to the full Board for approval.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during the fiscal year ended December 31, 2006, as well as the other individuals included in the Summary Compensation Table on page 26, are referred to as “Named Executive Officers.”

Objectives of Our Executive Compensation Program

We have developed an executive compensation program that is designed to (1) recruit, develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term stockholder value. To that end, the Committee bases its executive compensation decisions on the following objectives:

•

Compensation should reflect the value of the officer’s job in the marketplace. To recruit, develop and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•

Compensation should be based on the level of job responsibility as well as individual and company performance. As employees progress to higher levels in our organization, an increasing proportion of their pay should be linked to company performance and stockholder returns because they are in a position to have greater influence on company results.

•

Compensation should reward performance. Our programs should deliver top-tier compensation given top-tier individual and company performance; likewise, where individual performance falls short of expectations and/or our performance lags the industry, our executive compensation program should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in company performance, our executive compensation program should continue to ensure that successful, high-achieving employees will remain motivated and committed to us.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives. Among those are:

•

Competitive Benchmarking. The Committee reviews information provided by CompAnalyst Executive (formerly eCompOnline) regarding relevant market data for cash and non-cash compensation of our executive officers. Providing insight into competitive market practices and relevant executive pay and performance data, CompAnalyst Executive provides the energy E&P industry’s largest database of executive compensation. The database allows the Committee to track and benchmark our executive compensation program with a group of peer companies in the upstream exploration and production sector of the oil and gas industry with market capitalizations similar to ours, as well as geographic areas of operation, industry-specific operations, company size and corporate structure (“Peer Companies”). The Committee also utilized the Effective Compensation, Incorporated Oil and Gas E&P 2006 Compensation Survey (data effective: March 1, 2006), which includes 99 E&P-focused companies, including many of the Peer Companies analyzed in the CompAnalyst Executive report.

Our group of Peer Companies includes: Abraxas Petroleum Corporation, ATP Oil & Gas Corp., Bill Barrett Corp., Brigham Exploration Co., Cabot Oil & Gas Corp., Callon Petroleum Co., Carrizo Oil & Gas Inc., Comstock Resources, Inc., Delta Petroleum Corp., Denbury Resources, Inc., Edge Petroleum Corp., Encore Acquisition Co., Energy Partners, Ltd., Houston Exploration Co., Parallel Petroleum Corp., Penn Virginia Corp., Petroquest Energy, Inc., Quicksilver Resources, Inc., Southwestern Energy Co. and Swift Energy Co.

The Committee uses the data on the Peer Companies primarily to ensure that our executive compensation program as a whole is competitive, meaning generally within the broad middle range of comparative pay of the Peer Companies when we achieve the targeted performance levels.

•

Assessment of Individual and Company Performance. The Committee has established specific company performance measures that determine the size of incentive payouts for our executive officers. In addition, a portion of the incentive payouts are based on evaluations of individual performance. These performance measures are discussed in more detail below.

•

Total Compensation Review. Each December, the Committee reviews each executive officer’s base pay, annual cash incentive and long-term equity-based incentives. In addition to these primary compensation elements, the Committee periodically reviews perquisites and other compensation as well as payments that would be required under the Company’s severance agreements. Following the 2006 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

E lements of Our Executive Compensation Program

The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executive officers of our Peer Companies. In furtherance of these goals, our executive compensation program consists of four basic components:

•	base salaries;

•	annual cash incentive;

•	long-term equity-based incentives; and

•	severance benefits.

Base Salaries

We provide our executive officers and other employees with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our executive officers at levels that are competitive with comparable companies for the skills and requirements of similar positions. To achieve this goal, the Committee uses benchmarking as previously discussed. In addition, the Committee considers the officer’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance as well as our cash flow, earning levels and progress in implementing our business strategy in establishing increases in base salaries for our executive officers.

Bonus Awards

From time to time, the Committee grants discretionary bonus awards in recognition of individual performance or to attract new employees. A discretionary sign on bonus was awarded during fiscal year ended December 31, 2006 to Mr. Looney, who joined us in May 2006. The Committee determined the amount of Mr. Looney’s discretionary bonus based in part on market practice of our compensation peer group and in part the amount the Committee believed was necessary to induce Mr. Looney to forego other employment opportunities that were available to him at that time.

Annual Cash Incentive Awards

At the core of our executive compensation philosophy is a belief that pay should be linked directly to performance. Accordingly, we have adopted a set of performance measurements that are designed to provide specific goal-oriented incentives to our executive officers and to tie the annual cash incentive compensation of those officers to individual and company performance guidelines. In adopting the performance measures, the Committee and our Board determined that a majority of the annual cash incentive award should come from an objective or formula driven plan and a minority should come from subjective measures such as an individual’s personal role in our performance as well as that individual’s overall duties, responsibilities and expertise. Company performance metrics are based on metrics that management uses to evaluate the performance of the Company. Payment amounts and recommendations for our executive officers are presented to the Committee by the Chief Executive Officer along with the performance measures and results. Bonuses for all executive officers are determined by the Committee and presented to the Board for approval. Each executive officer completes a performance review annually and each review is approved and commented on by our Chief Executive Officer. The performance of our Chief Executive Officer is reviewed by the Committee and approved by our Board.

Each component of the performance guidelines is measured by its relative importance and a percentage of the executive officer’s salary has been targeted based on the possible grades in each category. Possible grades are broken down into four categories: Exceptional, Very Good, Good and Poor, with specific performance targets identified for each grade. Annual performance with results of Poor for each performance component yields no annual cash incentive for the executive officer. Results of “Exceptional” for all components yield a maximum possible annual cash incentive equal to 70% of base salary. In addition, the Committee may, in its discretion, recommend to the Board that our executive officers receive an additional annual cash incentive of up to 30% of base salary. This discretionary award recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry and community development.

The performance components chosen for the fiscal year ended December 31, 2006, and the corresponding payout level for each component, are set forth in the table below.

Percentage of Annual Salary	Production Growth	Reserve Replacement	Finding & Development Cost per Mcfe	Lease Operating Expense per Mcfe		EBITDAX Growth(1)	Income from Operations Growth(2)	Individual Performance
				South Louisiana, Other	Cotton Valley
Exceptional	12.5%	10.0%	10.0%	6.25%	6.25%	7.5%	7.5%	10.0%
Very Good	10.0%	5.0%	7.5%	3.75%	3.75%	5.0%	5.0%	5.0%
Good	5.0%	2.5%	5.0%	2.5%	2.5%	2.5%	2.5%	2.5%
Poor	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

(1)	Earnings before interest, taxes, DD&A and exploration expenses.
(2)	Includes realized gains and losses.

Since 2004, the Company has not achieved an annual aggregate rating (excluding Individual Performance) of “exceptional,” has achieved “very good” twice, and “good” once.

The plan and performance measures are reviewed and annually updated and amended as the Committee deems necessary. The Committee also determines whether the performance measures and standards are appropriate for us and whether the full range of possible payouts makes sense relative to each applicable performance measure, as well as our total compensation. Also, the Committee reviews potential results of the subjective performance measures and determines whether or not the guidelines being tied to an individual’s annual salary are appropriate.

Long-Term Equity-Based Incentives

To align the compensation of our executive officers with the attainment of our business goals and an increase in stockholder value, we rely on a combination of grants of stock options and restricted (phantom) stock as part of our total compensation package. These grants are made pursuant to our 2006 Long-Term Incentive Plan. The specific objectives of our long-term equity-based compensation plan are to attract and retain the services of key employees and enhance a sense of ownership in us, as well as to encourage those persons to assist in our development, growth and financial success.

We consider the grant size and the appropriate combination of stock options and restricted (phantom) stock when making award decisions. The amount of equity incentive compensation granted in 2006 was determined such that total compensation would approximate the median range of companies in our compensation peer group. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of Goodrich common stock.

We have expensed stock option grants under Statement of Financial Accounting Standards No. 123, “Share-Based Payment” as revised (SFAS 123R) beginning in 2006. When determining the appropriate combination of stock options and restricted stock, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool. We believe that providing combined grants of stock options and restricted (phantom) stock effectively balances our objective of focusing the named executives on delivering long-term value to our stockholders, with our objective of providing value to the executives with the equity awards. Stock options only have value to the extent the price of Goodrich common stock on the date of exercise exceeds the exercise price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool. Unlike stock options, restricted (phantom) stock offers executives the opportunity to receive shares of Goodrich common stock on the date the restriction lapses. In this regard, restricted (phantom) stock serves both to reward and retain executives, as the value of the restricted (phantom) stock is linked to the price of Goodrich common stock on the date the restrictions lapse.

Each of the named executives received grants of stock options and restricted (phantom) stock in 2006. As is customary among the companies in our compensation peer group, the stock options granted become exercisable in three or five equal annual installments beginning one year after the grant date and have a maximum ten-year term. Our restricted (phantom) stock awards vest in three equal annual installments beginning one year after the grant date. We believe that these vesting schedules aid us in retaining executives and motivating longer-term performance.

Severance Benefits

We have severance agreements with Messrs. Goodrich, Turnham, Looney, Ferchau and Davis. We believe that the severance payments and other benefits provided under these agreements are appropriate, accounting for the time that is expected to take a separated officer to find another job. Under the agreements, each officer is eligible for severance payments and other benefits if the officer’s employment is terminated without cause or due to a change of control (each a “Triggering Event”) as described below and under “Potential Payments Upon Termination or Change in Control” beginning on page 31 of this proxy statement.

•

Without Cause. Payments and other benefits are provided under the separation agreements if the officer is terminated without cause. The payments and other benefits provided upon this Triggering Event are intended to ease the consequences to the separated officer of an unexpected termination that under different circumstances would not have occurred and which is beyond the control of the officer.

•

Change of Control. Recognizing the importance of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes, we provide payments and other benefits under the separation agreements if an officer is terminated due to a change in control. We believe that use of this Triggering Event protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through (1) providing incentives to our officers to remain employed by us despite uncertainties while a transaction is under consideration or pending and (2) assuring severance and benefits for terminated officers.

Other Benefits

In addition to base pay, annual cash incentive, long-term equity-based incentives and severance benefits, we provide the following forms of compensation:

•

401(k) Savings Plan. We have a defined contribution profit sharing/401(k) plan designed to assist our eligible officers and employees in providing for their retirement. We match the contributions of our employees to the plan in cash, up to a maximum of 6% of eligible deferrals for 2006 and 6% of eligible deferrals for 2007. Employees are immediately 100% vested in company contributions.

•

Health and Welfare Benefits. Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

•

Perquisites. We do not provide significant perquisites or personal benefits to our executive officers. To the extent perquisites or other personal benefits are provided, they are determined on an individual basis as appropriate in light of competitive standards and the performance of our executive officers.

Other Matters

Stock Ownership Guidelines and Hedging Prohibition

Stock ownership guidelines have not been implemented by the Committee for our executive officers. In addition, we do not have a policy that restricts our executive officers from limiting their economic exposure to our stock. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Tax Treatment of Executive Compensation Decisions

Our Board has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code, which generally limits our ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, our Compensation Committee will evaluate any potential impact of the proposed rules as necessary.

2007 Compensation Decisions

We have amended the Severance Agreements entered into with Messrs. Goodrich, Turnham, Looney, Ferchau and Davis to provide, in general, that if any payments received by the executive are subject to the 20% excise tax imposed with respect to excess parachute payments upon or in connection with a change in control of the Company, we will pay the executive an additional amount equal to that initial excise tax. The additional payment will not make the executive “whole” as he will be subject to additional taxes, including an excise tax, on the additional payment.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis.” Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the disclosures set forth in this proxy statement under the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Gene Washington, Chairman

Josiah T. Austin

Arthur A. Seeligson

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Our Named Executive Officers consist of our five current executive officers, including our Chief Executive Officer and Chief Financial Officer. In addition, our former Senior Vice President and Chief Financial Officer, is included.

Summary Compensation for Year Ended December 31, 2006

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)
Walter G. Goodrich	2006	330,000	—	221,469	547,681	280,500	13,200	1,392,850
Vice Chairman and Chief Executive Officer

Robert C. Turnham, Jr.	2006	275,000	—	202,498	534,052	233,750	13,200	1,258,500
President and Chief Operating Officer

David R. Looney	2006	158,173	100,000	8,740	309,974	187,500	9,505	773,892
Executive Vice President and Chief Financial Officer(4)

Mark Ferchau	2006	250,000	—	81,814	440,103	187,500	13,200	972,617
Executive Vice President

James B. Davis	2006	175,000	—	76,405	229,343	131,000	7,453	619,201
Senior Vice President, Engineering and Operations

D. Hughes Watler, Jr.	2006	165,000	—	29,591	183,853	—	9,015	387,459
Former Senior Vice President and Chief Financial Officer(5)

(1)	The amounts included in the “Stock Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by our named executive officers. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K. The awards for which compensation expense was recognized consist of awards granted on February 18, 2003, February 4, 2004 and March 29, 2005 for Messrs. Goodrich, Turnham, Ferchau, Watler and Davis; December 6, 2004 for Mr. Davis; February 9, 2006 for Messrs. Goodrich and Turnham; September 26, 2006 for Mr. Ferchau; and December 12, 2006 for Messrs. Goodrich, Turnham, Ferchau, Davis and Looney. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.
(2)

The amounts included in the “Option Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by our named executive officers. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on

Form 10-K. The awards for which compensation expense was recognized consist of awards granted on December 21, 2004 and February 9, 2006 for Messrs. Goodrich, Turnham, Ferchau and Watler, February 9, 2006 to Mr. Davis and awards granted on May 9, 2006 for Mr. Looney. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.

(3)	The amounts included in the “All Other Compensation” column represent Company matching contributions to the Named Executive Officer’s 401(k) savings plan account. No Named Executive Officer received any perquisites for which the aggregate amount exceeded $10,000.
(4)	Mr. Looney joined us effective May 8, 2006.
(5)	Mr. Watler resigned as Senior Vice President and Chief Financial Officer effective May 8, 2006, but remained an employee until June 1, 2006.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers under any plan, including awards, if any, that have been transferred.

Grants of Plan-Based Awards for Year Ended December 31, 2006

Name	Grant Date	Approval Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards((1))			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum(2)
				($)	($)	($)	(#)	(#)	($/Sh)	($)
Walter G. Goodrich	02/09/06	12/06/05	(5)					135,000	23.39	1,964,372
	02/09/06	12/06/05	(5)				3,932			91,970
	12/12/06						10,000			419,500
				0	231,000	330,000
Robert C. Turnham, Jr.	02/09/06	12/06/05	(5)					125,000	23.39	1,818,863
	02/09/06	12/06/05	(5)				3,276			76,626
	12/12/06						8,500			356,575
				0	192,500	275,000
David R. Looney(3)	05/09/06							100,000	27.81	1,439,540
	12/12/06						7,500			314,625
				0	175,000	250,000
Mark E. Ferchau	02/09/06	12/06/05	(5)					70,000	23.39	1,018,563
	09/26/06						2,200			60,698
	12/12/06						7,500			314,625
				0	175,000	250,000
James B. Davis	02/09/06	12/06/05	(5)					50,000	23.39	727,545
	12/12/06						5,500			230,725
				0	122,500	175,000
D. Hughes Watler, Jr.(4)	12/06/05	02/09/06	(5)					45,000	23.39	654,791

(1)	These columns show the potential value of the payout for each named executive under our annual cash incentive plan if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the CD&A on page 22.
(2)	The Compensation Committee retains the discretion to recommend a maximum award in excess of 100% of base salary.
(3)	Mr. Looney joined us effective May 8, 2006.
(4)	Mr. Watler resigned as Senior Vice President and Chief Financial Officer effective May 8, 2006, but remained an employee until June 1, 2006. These options were forfeited upon Mr. Watler’s resignation from the Company.
(5)	The Compensation Committee approved these option awards on December 6, 2005, subject to stockholder approval of the extension of the stock option plan under which the options were granted. As of February 9, 2006, the Company’s reporting persons collectively owned more than 50% of the shares eligible to vote and stockholder approval was no longer contingent.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

1995 Stock Option Plan.

•

Stock Options. The term of each stock option is ten years, subject to early termination upon the termination of the optionee’s employment. The exercise price for each option was the closing price of a share of Goodrich’s common stock on the date the Compensation Committee approved the grant, as reported on the New York Stock Exchange Composite Tape for that date. Each grantee’s options will become exercisable as to one-third or one-fifth of the shares subject to his award on each anniversary of the grant date and will become exercisable in full if the optionee’s employment is terminated due to his death or disability.

•

Phantom Shares. The restricted (phantom) share awards consist of the right to receive amounts equal to a specified number of shares of Goodrich common stock. The phantom share will vest in one-third increments on each anniversary of the grant date, and will vest earlier upon the grantee’s termination of employment due to his death or disability. In addition, the phantom shares will vest on a change in control of the Company. Payment of vested phantom shares may be made in cash, shares of Goodrich common stock or any combination thereof, as determined by the Compensation Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date. The phantom shares also have tandem dividend equivalent rights that entitle the holder to receive, upon vesting of a phantom share, an additional number of shares of Goodrich common stock equal to the value of any dividends made on a share of common stock during the period the phantom share was outstanding.

2006 Long-Term Incentive Plan.

•

Stock Options. The term of each option will be as specified by the Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the award agreement that evidences the option grant. The exercise price for each option is the fair market value of the shares on the date that the option is granted.

•

Phantom Shares. Phantom share awards vest in one-third increments on each anniversary of the grant date, and will vest earlier upon the grantee’s termination of employment due to his death or disability. In addition, the phantom shares will vest on a change in control of the Company. Payment of vested phantom shares may be made in cash, shares of Goodrich common stock or any combination thereof, as determined by the Compensation Committee in its discretion. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date.

Non-Equity Incentive Plan Compensation.

In February, 2006, the Compensation Committee approved our performance criteria under our annual cash incentive compensation plan. Depending on their position, our Named Executive Officers were eligible to earn bonuses of up to 100% of their base salary compensation for 2006. For a description of the plan, please see “Compensation Discussion and Analysis—Annual Cash Incentive Awards.”

Salary and Cash Incentive Awards in Proportion to Total Compensation. As noted in “Compensation Discussion and Analysis,” we believe that a significant portion of each NEO’s compensation should be in the form of equity awards. The following table sets forth the percentage of each NEO’s total compensation that we paid in the form of base salary, bonus and annual cash incentive awards.

Name	Percentage of Total Compensation
Walter G. Goodrich	44%
Robert C. Turnham, Jr.	40%
David R. Looney(1)	58%
Mark E. Ferchau	45%
James B. Davis	49%
D. Hughes Watler, Jr.(2)	43%

(1)	Mr. Looney joined us effective May 8, 2006.
(2)	Mr. Watler resigned as Senior Vice President and Chief Financial Officer effective May 8, 2006, but remained an employee until June 1, 2006.

Appointment of David R. Looney. On May 9, 2006, the Board of Directors appointed David R. Looney as Executive Vice President and Chief Financial Officer. Mr. Looney received a $100,000 sign-on bonus, a base salary of $250,000 (pro rated for 2006) and was eligible to receive an annual bonus of up to 100% of his base salary. In addition, Mr. Looney was granted options to purchase 100,000 shares of the Goodrich’s common stock at an exercise price of $27.81 (the closing price on May 9, 2006, the date of the grant).

Severance Arrangement with D. Hughes Watler. On May 8, 2006, D. Hughes Watler, Jr, Senior Vice President and Chief Financial Officer resigned from those positions with us. At the time of his resignation, Mr. Watler entered into a letter agreement with us, pursuant to which he received a severance payment equal to six months base salary, paid monthly through October 2006, continued participation in our employee benefit programs through the end of October 2006, accelerated vesting of 2,916 shares of restricted stock and accelerated vesting of 10,000 options to purchase shares of Goodrich common stock for $16.46, which were initially granted in 2004. In consideration thereof, Mr. Watler agreed that all other unvested shares of restricted stock and unvested options previously granted to him would be terminated. In addition, Mr. Watler released us from all claims related to his employment and the termination of his employment.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our Named Executive Officers.

Outstanding Equity Awards as of December 31, 2006

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
				(#)	($)		(#)		($)(1)	(#)	($)
Walter G. Goodrich	46,667	23,333	(2)		16.46	12/21/2014
	27,000	108,000	(3)		23.39	12/06/2015
							14,333	(5)	518,568
							8,000	(6)	289,440
							2,622	(7)	94,864
							10,000	(8)	361,800
Robert C. Turnham, Jr.	17,500				2.625	12/15/2009
	50,000	25,000	(2)		16.46	12/21/2014
	25,000	100,000	(3)		23.39	12/06/2015
							14,333	(5)	518,568
							6,666	(6)	241,176
							2,184	(7)	79,017
							8,500	(8)	307,530
David R. Looney(9)		100,000	(10)		27.81	05/09/2016
							7,500	(8)	271,350
Mark E. Ferchau	30,000	15,000	(2)		16.46	12/21/2014
	23,334	46,666	(4)		23.39	12/06/2015
							3,750	(5)	135,675
							4,000	(6)	144,720
							2,200	(12)	79,596
							7,500	(8)	271,350
James B. Davis	16,666	33,334	(4)		23.39	12/06/2015
	25,000				3.90	03/19/2012
							2,083	(5)	75,363
							2,000	(11)	72,260
							2,666	(7)	96,456
							5,500	(8)	198,990
D. Hughes Watler, Jr.(13)

(1)	The closing stock price on December 29, 2006, the last trading day of the fiscal year, was $36.18.
(2)	Options vest 100% on December 21, 2007.
(3)	Options vest in increments of one-fourth on each of December 6, 2007, 2008, 2009, and 2010.
(4)	Options vest in increments of one-half on December 6, 2007 and December 6, 2008.
(5)	Phantom units vest 100% on February 4, 2007.
(6)	Phantom units vest in increments of one-half on March 29, 2007 and March 29, 2008.
(7)	Phantom units vest in increments of one-half on December 6, 2007 and December 6, 2008.
(8)	Phantom units vest in increments of one-third on December 12, 2007, December 12, 2008 and December 12, 2009.
(9)	Mr. Looney joined us effective May 8, 2006.
(10)	Options vest in increments of one-third on May 9, 2007, May 9, 2008 and May 9, 2009.
(11)	Phantom units vest 100% on December 6, 2007.
(12)	Phantom units vest in increments of one-third on September 26, 2007, September 26, 2008 and September 26, 2009.
(13)	Mr. Watler resigned as Senior Vice President and Chief Financial Officer effective May 8, 2006, but remained an employee until June 1, 2006.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock option and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the fiscal year ended December 31, 2006 on an aggregated basis with respect to each of our Named Executive Officers.

Option Exercises and Stock Vested for the Year Ended December 31, 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Walter G. Goodrich	—	—	27,994	770,558
Robert C. Turnham, Jr.	—	—	30,442	829,586
David R. Looney(1)	—	—	—	—
Mark Ferchau	—	—	9,083	244,047
James B. Davis	—	—	7,083	220,055
D. Hughes Watler(2)	20,000	280,800	9,667	252,639

(1)	Mr. Looney joined us effective May 8, 2006.
(2)	Mr. Watler resigned as Senior Vice President and Chief Financial Officer effective May 8, 2006, but remained an employee until June 1, 2006.

P otential Payments Upon Termination or Change in Control

The discussion below discloses the amount of compensation and/or other benefits due to Messrs. Goodrich, Turnham, Looney, Ferchau, and Davis in the event of their termination of employment, including, but not limited to, in connection with a change in control of the Company. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their respective termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Each of Messrs. Goodrich, Turnham, Looney, Ferchau, and Davis entered into a severance agreement with the Company providing for a cash lump sum payment to each of them in the event of their termination of employment without “cause,” as defined in the severance agreement, or in the event of their termination of employment because of a “change in control,” as defined in the severance agreement. The amount to which each is entitled is equal to two (2) times his then current annual rate of total compensation, to be paid within three (3) months of termination of employment. The severance agreement also provides for continued health and life insurance coverage under the Company plans (or the equivalent thereof) for each of them through the second anniversary of their respective termination of employment date. A summary of the cash severance payments and continuation of health and life insurance coverage are as follows:

1.	Walter G. Goodrich: $2,060,000 in severance pay; $35,000 in health and life insurance continuation coverage.

2.	Robert C. Turnham, Jr.: $1,730,650 in severance pay; $35,000 in health and life insurance continuation coverage.

3.	David R. Looney: $1,504,250 in severance pay; $35,000 in health and life insurance continuation coverage.

4.	Mark E. Ferchau: $1,614,610 in severance pay; $35,000 in health and life insurance continuation coverage.

5.	James B. Davis: $1,073,450 in severance pay; $35,000 in health and life insurance continuation coverage.

In addition, each of Messrs. Goodrich, Turnham, Ferchau, and Davis hold unvested stock options and phantom shares under the Goodrich Petroleum Corporation 1995 Stock Option Plan (“1995 Plan”). Options granted under the 1995 Plan become fully exercisable upon the grantee’s termination of employment with the

Company due to death or disability. In addition, the 1995 Plan provides the administrative committee discretion to accelerate options upon a “change in control,” as defined in the 1995 Plan.

Phantom shares granted under the 1995 Plan fully vest upon a change of control of the Company, or upon the grantee’s termination of employment with the Company due to death or disability.

The Company maintains the Goodrich Petroleum Corporation 2006 Long-Term Incentive Plan (“2006 Plan”), under which each of Messrs. Goodrich, Turnham, Looney, Ferchau, and Davis have received grants of stock options and phantom shares. The terms of the 2006 Plan and related award agreements provide for options to become fully vested and exercisable upon a “change of control” (as defined in the 2006 Plan) of the Company or upon the grantee’s termination of employment due to death or disability. Phantom shares granted under the 2006 Plan become fully vested upon a change of control of the Company, or upon a grantee’s termination of employment with the Company due to death or disability.

As to the options granted under the 1995 Plan and the 2006 Plan, accelerated vesting results in an amount equal to the difference between the exercise price for each option and the market price per share, multiplied by the number of shares. In the event of acceleration and full exercise of the options, the amounts that would be available to each of Messrs. Goodrich, Turnham, Looney, Ferchau, and Davis are calculated as follows (assuming closing stock price on December 29, 2006, the last trading day of the fiscal year, of $36.18):

1.	Mr. Goodrich: $1,841,447. (1)

2.	Mr. Turnham: $1,772,000. (2)

3.	Mr. Looney: $837,000. (3)

4.	Mr. Ferchau: $892,658. (4)

5.	Mr. Davis: $426,342. (5)

(1)	23,333 shares at an option exercise price of $16.46; 108,000 shares at an option exercise price of $23.39.
(2)	25,000 shares at an option exercise price of $16.46; 100,000 shares at an option exercise price of $23.39.
(3)	100,000 shares at an option exercise price of $27.81.
(5)	15,000 shares at an option exercise price of $16.46; 46,666 shares at an option exercise price of 23.39.
(4)	33,334 shares at an option exercise price of $23.39.

As to the phantom shares granted under the 1995 Plan and the 2006 Plan, the accelerated vesting results in an amount equal to the number of phantom shares multiplied by the market price per share ($36.18), calculated as follows:

1.	Mr. Goodrich: 34,955 phantom shares with a year end value of $1,264,672.

2.	Mr. Turnham: 31,683 phantom shares with a year end value of $1,146,291.

3.	Mr. Looney: 7,500 phantom shares with a year end value of $272,350.

4.	Mr. Ferchau: 17,450 phantom shares with a year end value of $631,341.

5.	Mr. Davis: 12,249 phantom shares with a year end value of $443,169.

Mr. Watler resigned from all positions he held with us and our subsidiaries on May 8, 2006. In connection therewith, Mr. Watler entered into a letter agreement with the Company pursuant to which he received:

•	$ 90,000 in severance pay, paid monthly through October 2006;

•	$3,431 of benefits through continued participation in our employee benefit programs through the end of October 2006;

•	accelerated vesting of 2,916 shares of restricted stock valued at $71,442 ; and

•	accelerated vesting of 10,000 options to purchase shares of Goodrich common stock for $16.46 valued at $113,900.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

General

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006. Directors who are our full-time employees receive no compensation for serving as directors.

Director Compensation for Year Ended December 31, 2006

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)
Josiah T. Austin	20,000	176,280	—		—	$196,280
John T. Callaghan	23,000	171,833	—		—	$194,833
Geraldine Ferraro	24,000	158,241	—		—	$182,241
Henry Goodrich	10,000	100,228	—		225,000	$335,228
Patrick E. Malloy III	18,000	207,634	239,092		370,000	$834,726
Michael J. Perdue	38,000	176,280	—		—	$214,280
Arthur A. Seeligson	23,000	176,280	—		—	$199,280
Gene Washington	25,000	171,833	—		—	$196,833
Steven A. Webster (3)	16,000	158,241	—		—	$174,241

(1)	No director had any outstanding stock awards at year-end 2006 except Messrs. Goodrich and Malloy who had 5,499 and 11,747 shares of restricted (phantom) stock, respectively. Of these outstanding awards, Mr. Goodrich and Mr. Malloy each received 2,000 shares and 10,000 shares of restricted (phantom) stock, respectively, during 2006. These awards were made to Mr. Goodrich pursuant to his consulting agreement with us and to Mr. Malloy as the non-executive Chairman of the Board. Please see “Transactions with Related Persons” for a brief description of Mr. Goodrich’s consulting agreement. These awards also include the one-time grant of an aggregate of 26,823 shares of common stock to the non-employee directors. See “Equity-Based Compensation” below for a brief description of this one-time award. The amounts included in the “Stock Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K. The grant date fair value of each director’s unvested award as computed in accordance with SFAS 123R is $460,362 for Mr. Malloy and $155,260 for Mr. Goodrich.
(2)	The amounts included in the “Option Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 2 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K. The awards for which compensation expense was recognized consists of an award granted on 2/9/06 to Mr. Malloy. The grant date fair value of this award as computed in accordance with SFAS 123R is $1,295,510.
(3)	Effective March 29, 2007, Steven A. Webster resigned from the Goodrich Petroleum Corporation Board of Directors.

Retainer/Fees

Each non-employee director receives the following compensation:

•	an annual retainer fee of $10,000 in cash;

•	additional cash retainer of $15,000 for the Chairman of the Audit Committee and $5,000 for the Chairman of the Compensation Committee;

•	an annual grant of common stock equal to $30,000 (based on the average closing price of our common stock for 20 trading days preceding the annual meeting of stockholders);

•	a meeting fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended.

Equity-Based Compensation

As described above, each year at our annual meeting of stockholders, we grant our non-employee directors shares of common stock valued at $30,000 (based on the average closing price of our common stock for 20 trading days preceding the annual meeting of stockholders). On December 11, 2006, the Compensation Committee authorized and approved a one-time grant of an aggregate of 26,823 shares of common stock to the non-employee directors pursuant to our 2006 Long Term Incentive Plan. The grant was made after a review of the prior compensation of our non-employee directors. The Compensation Committee determined that, as a result of a change in the manner of equity compensation of non-employee directors in mid-2004 from stock options granted in arrears for past service to the annual grant of common stock, our non-employee directors should have received an equity award in arrears for the portion of the annual term served prior to the 2004 annual meeting of stockholders. Accordingly, the Compensation Committee valued the December 2006 stock award based on the Black-Scholes model value of the options that would have been issued in June 2004 under the former directors’ option plan. The charge in the financial statements relative to this grant is based on the fair market value of the shares at the grant date, and resulted in additional compensation expense of $1.1 million.

Other Arrangements

We have a consulting agreement with Henry Goodrich under which he is entitled to receive an annual consulting fee, an annual bonus and annual equity grants. Please refer to the section “Transactions with Related Persons” for details regarding this agreement.

As our non-executive Chairman of the Board, Mr. Malloy provides consulting services to us with regard to the identification and evaluation of business opportunities, financing transactions, investor relations and other matters. As a result, in addition to the fees described above, during 2006 Mr. Malloy received annual compensation in the amount of $200,000, a bonus in the amount of $170,000, and restricted (phantom) stock grants totaling 12,621 shares.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED ACCOUNTING FIRM

We have engaged KPMG LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements since our inception in 1995. The engagement of KPMG LLP has been recommended by the Audit Committee and approved by our Board annually. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and has recommended, and our Board has approved their inclusion therein. See “Audit Matters—Report of the Audit Committee” included elsewhere in this proxy statement.

Although stockholder ratification of the selection of KPMG LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting is required to approve and ratify the selection of KPMG LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of us and our stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

OUR BOARD RECOMMENDS VOTING “FOR”

THE RATIFICATION OF THE SELECTION OF KPMG LLP

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Goodrich Petroleum Corporation.

Each member of the Audit Committee is an “independent” director and “financially literate” as determined by the Board, based on the listing standards of the New York Stock Exchange. Each member of the Audit Committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board has designated Mr. Perdue, the Chairman of the Audit Committee, as an “audit committee financial expert,” as defined by the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

•

reviewed and discussed the audited financial statements contained in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 with management and the independent registered public accounting firm;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees;”

•

received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Statement No. 1, “Independence Discussions with Audit Committees” and discussed the independent registered public accounting firm’s independence with the firm; and

•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements of Goodrich Petroleum Corporation be included in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee of the Board of Directors,

Michael J. Perdue, Chairman

John T. Callaghan

Geraldine A. Ferraro

Arthur A. Seeligson

Audit and Non-Audit Fees

The following table shows the fees related to the audit and other services provided by KPMG LLP for each of our last two fiscal years:

	2006	2005
Audit Fees(1)	$686,807	$742,520
Audited Related Fees(2)	22,546	22,546

Total Audit and Audit Related Fees	709,353	765,066
Tax Fees(3)	119,826	152,746
All Other Fees(4)	—	—

Total Fees	$829,179	$917,812

(1)	Audit fees are fees we paid to KPMG LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. In 2006, audit fees included approximately $230,000 related to the annual attestation of management’s assessment of internal controls as required by the Sarbanes-Oxley Act of 2002, Section 404 (“SOX”), $25,000 related to a review of our registration statement on Form S-3 filed in November 2005 and $10,000 related to a review of our registration statement on Form S-8 filed October 2006. In 2005, audit fees included approximately $270,000 related to the annual attestation of management’s assessment of internal controls as required by SOX, $75,000 related to our public offering of common stock, $50,000 related to issuance of our Series B Convertible Preferred Stock and $15,000 related to a review of our registration statement on Form S-3 that was filed in November 2005.
(2)	Audit related fees are fees paid to KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.”
(3)	Tax fees are fees paid for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit.
(4)	No other fees for professional services were paid to KPMG with respect to the fiscal years ended December 31, 2005 and 2006.

Consistent with the Audit Committee Charter, all services provided by KPMG LLP were pre-approved by the Audit Committee, which has determined that the services provided by KPMG LLP were compatible with maintaining KPMG LLP’s independence.

PROPOSAL NO. 3—APPROVAL OF AMENDMENT TO

RESTATED CERTIFICATE OF INCORPORATION

Our Board recommends that our stockholders approve an amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of common stock to 100,000,000. Each additional share of our common stock authorized will have the same rights and privileges as each currently authorized share of our common stock. Our Restated Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of common stock, $0.20 par value, and 10,000,000 shares of preferred stock, $1.00 par value.

At April 5, 2007, we had 2,250,000 shares of preferred stock outstanding and 28,300,801 shares of common stock issued and outstanding. In addition, at March 31, 2007, a total of 4,571,350 unissued shares were reserved as follows (a) 983,500 shares for the exercise of stock options; and (b) 3,587,850 shares for the conversion of Series B convertible preferred stock. Accordingly, there are 17,127,849 shares of common stock currently available for issuance. If the increase in authorized common stock is approved, the number of shares unreserved and available for issuance will increase to 67,127,849.

In order to give us greater flexibility in considering and planning for future business needs, our Board believes it is in our best interests to increase the number of authorized shares of common stock. If the amendment is approved by our stockholders by the required vote, our Board will be able to issue the additional authorized shares for various corporate purposes, including but not limited to, stock splits, stock dividends, financings, corporate mergers and acquisitions and other general corporate transactions.

Additional stockholder approval will not be required for our Board to issue any of these additional shares unless the number of shares to be issued in a single transaction exceeds 20% of our outstanding common stock. In that case, the rules of the NYSE would require us to obtain stockholder approval as a condition to listing the additional shares. The listing requirements of the NYSE currently have a blanket exception from the stockholder approval requirement, however, for shares of treasury stock. We currently have no treasury stock. The NYSE published a notice in December 2005 that it is considering whether to modify or eliminate its “treasury stock exception.”

Except for shares that may be issued under our employee benefit plans, we have no present plans for issuance of additional common stock. No holder of our stock has a preemptive right to acquire any additional common stock, except as may be required by law or the rules of the NYSE, on which the common stock is listed.

If this proposal is approved, the issuance of additional shares of common stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, book value or the voting rights of the present holders of shares of our common stock.

The amendment may also have the effect of discouraging attempts to take control of us through a merger, tender offer, proxy contest or other approach, as additional shares of common stock could be issued to dilute the stock ownership and voting power of, or to increase the cost to, a party seeking to obtain control of us. We are not proposing this amendment in response to any known attempt or effort by a third party to take control of us.

As amended, the first paragraph of Article IV of the Restated Certificate of Incorporation would read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of Common Stock, par value $.20 per share, and ten million (10,000,000) shares of Preferred Stock, par value $1.00 per share.”

OUR BOARD RECOMMENDS VOTING “FOR”

THE APPROVAL OF THE RESTATED CERTIFICATE OF INCORPORATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE

2008 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to the Securities and Exchange Commission’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2008 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Secretary at Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002 no later than December 16, 2007 to be eligible for inclusion in our proxy materials.

In addition to the Securities and Exchange Commission’s rules and regulations described in the preceding paragraph, and as more specifically provided for in our Bylaws, a stockholder making a nomination for election to our Board or a proposal of business for our 2008 Annual Meeting of Stockholders must deliver proper notice to our Secretary at Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002 at least 90 days prior to the anniversary date of the 2007 Annual Meeting. As a result, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2008 Annual Meeting of Stockholders, it must be properly submitted to our Secretary no later than February 17, 2008.

For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary setting forth all of the information required in solicitations of proxies under the Securities and Exchange Commission’s rules and regulations and any other law. For any other business that a stockholder desires to bring before our 2008 Annual Meeting of Stockholders, the stockholder must provide a brief description of the business, the reasons for conducting the business and any material interest in the business of the stockholder. If a stockholder provides notice for either event described above, the notice must include the following information:

•	the name and address of the stockholder as it appears on our books;

•	the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder; and

•	a representation that the stockholder intends to appear in person or by proxy at our 2008 Annual Meeting of Stockholders to bring the proposed business before the meeting.

Detailed information for submitting stockholder proposals is available upon written request to our Secretary at Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002. These requirements are separate from, and in addition to, the Securities and Exchange Commission’s rules and regulations that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2008 Annual Meeting of Stockholders.

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ADDITIONAL INFORMATION ABOUT US

From time to time, we receive calls from stockholders asking how to obtain additional information about us. If you would like to receive information about us, you may use one of the following methods:

•

Our main Internet site, located at http://www.goodrichpetroleum.com. A link to our investor relations site can be found at http://www.goodrichpetroleum.com/investor.relations. Our investor relations site contains, among other things, management presentations, financial information, stock quotes and links to our filings with the Securities and Exchange Commission.

•

You may read and copy the proxy statement at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information about the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our filings are also available to the public on the Securities and Exchange Commission’s website located at http://www.sec.gov.

•

To have information such as our latest quarterly earnings release, Annual Report on Form 10-K or Quarterly Reports on Form 10-Q mailed to you, please contact investor relations at (713) 780-9494 or via our website at http://www.goodrichpetroleum.com/investor.relations.

Goodrich Petroleum Corporation

Using a black ink pen, mark your votes with an X as shown in

this example. Please do not write outside the designated areas.        ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Items 1 through 3.

1. Election of Class III Directors:
01—Walter G. Goodrich	For ☐	Withhold ☐
02—John T. Callaghan	For ☐	Withhold ☐
03—Arthur A. Seeligson	For ☐	Withhold ☐
04—Robert C. Turnham, Jr.	For ☐	Withhold ☐

2. Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007.	For ☐	Against ☐	Abstain ☐

3. Proposal to increase the number of outstanding shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares, by amending the first paragraph of Article IV of the Restated Certificate of Incorporation.

	For ☐	Against ☐	Abstain ☐

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Goodrich Petroleum Corporation

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 17, 2007

The undersigned hereby constitutes and appoints Walter G. Goodrich and Robert C. Turnham, Jr. and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas, on May 17, 2007 at 11:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

(To be Signed and Continued on the Reverse Side.)